Exhibit 99.1

Shore Bancshares, Inc. Announces Completion of

$25 Million Subordinated Notes Offering

Easton, Maryland (August 25, 2020) - Shore Bancshares, Inc. (the “Company”) (NASDAQ-SHBI), the holding company for Shore United Bank (the “Bank”), today announced the completion of its private placement of $25 million of its 5.375% Fixed to Floating Rate Subordinated Notes due 2030 (the “Notes”) to certain qualified institutional buyers and accredited investors.

The Notes will initially bear interest at a fixed annual rate of 5.375% for the first five years and will reset quarterly thereafter to the then current three-month SOFR rate plus 526.5 basis points. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The Company intends to use the net proceeds from the private placement for general corporate purposes, organic growth and to support the Bank’s regulatory capital ratios.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with each of the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended (the “Securities Act”), with substantially the same terms as the Notes.

Lloyd “Scott” Beatty, Jr., President and CEO of the Company, commented, “We are very pleased with the outcome of our offering. Currently, we are cautiously optimistic that the credit issues across the industry will not be as dire as many have predicted. However, no one really knows how the impact of the pandemic will ultimately play out. Therefore, we determined that having additional “safety capital” was prudent. If credit issues do not develop, we will be in a position to use this capital offensively in a number of ways to improve shareholder value.”

Piper Sandler & Co. served as the lead placement agent and Janney Montgomery Scott LLC served as the co-placement agent for the private placement. Holland & Knight LLP served as legal counsel to the Company and Kilpatrick Townsend & Stockton LLP served as legal counsel to the placement agents.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there by any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Contact: Edward Allen, Executive Vice President, Chief Financial Officer, 410-763-7800